EXHIBIT 10.6

SUBORDINATED SECURED PROMISSORY NOTE

Principal Sum: $1,400,000	December 31, 2002
Maturity Date: June 30, 2003	Los Angeles, California

FOR VALUE RECEIVED, the undersigned, US SEARCH.com Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of The First American Corporation, a California corporation (together with its successors and assigns, “Lender”), in lawful money of the United States of America in immediately available funds, at 1 First American Way, Santa Ana, California 92707, or at such other place as may be designated in writing by Lender to Borrower from time to time, the principal amount of One Million Four Hundred Thousand Dollars ($1,400,000) or, if less, the unpaid principal amount of this subordinated secured promissory note (this “Note”), together with interest on the principal balance at the rate or rates and in the manner hereinafter provided.

1.    Defined Terms.    As used in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Borrower Security Agreement” shall mean the Security Agreement dated as of December 31, 2002 between Borrower and Lender.

“Business Day” shall mean any day except Saturday, Sunday and any day that is in Los Angeles, California a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Change of Control” means, with respect to Borrower, an event or series of events by which:

(a)  Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Borrower or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity interests of such Person; provided, however, that no “Change of Control” shall be deemed to have occurred by virtue of the fact that Pequot Capital Management, Inc. and its affiliates are the beneficial owners of not more than 55% of the equity securities of Borrower; or

(b)  During any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Collateral” shall mean all property (whether real, personal, tangible, intangible, existing or hereafter acquired) of Borrower that is pledged to, or over which a security interest is granted in favor of, Lender under the Security Documents to secure Borrower’s obligations hereunder.

“Comerica Event” shall have the meaning provided in paragraph 3 of this Note.

“Comerica Facility” shall have the meaning provided in paragraph 6(d) of this Note.

“Comerica Facility Commitments” shall mean any obligation, contingent or otherwise, of Comerica Bank – California to advance funds, loan money or otherwise extend credit to Borrower and/or its subsidiaries under the Comerica Facility and the documents described therein.

“Comerica Facility Obligations” shall mean, as of any date of determination, any and all amounts owing as of such date by Borrower and/or its subsidiaries to Comerica Bank – California under the Comerica Facility and the documents described therein.

“Commitment” shall have the meaning provided in paragraph 2 of this Note.

“Company Merger” shall have the meaning provided in the Merger Agreement.

“Debtor Relief Laws” shall means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Event of Default” shall have the meaning provided in paragraph 6 of this Note.

“Final Balance” shall have the meaning provided in paragraph 3 of this Note.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

“Loan” shall have the meaning provided in paragraph 2 of this Note.

“Maturity Date” shall mean June 30, 2003.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of December 13, 2002, among The First American Corporation, US Search.com Inc., First Advantage Corporation and Stockholm Seven Merger Corp.

“Monthly Period” shall mean the period commencing on December 31, 2002 and ending on January 31, 2003 and, thereafter, shall mean for each calendar month the period commencing on the first day of such calendar month and ending on the last day of such calendar month.

“Notice of Borrowing” shall have the meaning provided in paragraph 2 of this Note.

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Prime Rate” shall mean, with respect to each Monthly Period, the per annum rate of interest specified as the Prime Rate in the Wall Street Journal (United States edition) published on the first Business Day of such Monthly Period; provided that for any date on which the Wall Street Journal (United States edition) is not published, “Prime Rate” means the per annum rate of interest specified as the Prime Rate in the Wall Street Journal (United States edition) last published before such date.

“Security Documents” shall mean the Borrower Security Agreement and each agreement, instrument, certificate, financing statement or other document described therein.

“Suspension Event” shall mean the period commencing on the date on which the Borrower receives a Takeover Proposal and ending on the date on which the Borrower’s board of director’s rejects such Takeover Proposal.

“Takeover Proposal” shall have the meaning provided in the Merger Agreement.

2.    Commitment.    Subject to the terms and conditions contained in this Note, so long as no Suspension Event has occurred and is continuing, Lender agrees to loan Borrower on a non-revolving basis up to one million four hundred thousand dollars ($1,400,000) (the “Commitment”), provided that each such loan (each a “Loan”) shall be in a minimum amount of $100,000; and provided, further, however, that after giving effect to any Loan, the aggregate principal balance of all outstanding Loans shall not exceed the Commitment. In the event Borrower desires to borrow under this Note, Borrower shall execute and deliver to Lender a Notice of Borrowing in the form of Exhibit A (each, a “Notice of Borrowing”) at least two Business Days’ prior to the date on which it wishes to receive good funds. Amounts borrowed and prepaid may not be reborrowed under this Note. The Commitment shall terminate on the earlier of (i) the date on which Lender has advanced $1,400,000 to Borrower, (ii) Maturity Date, (iii) the date on which the Merger Agreement terminates in accordance with its terms, (iv) the date on which Borrower’s board of directors approves a Takeover Proposal and (v) the date on which an Event of Default occurs.

3.    Payment.    The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date, or such earlier date as the entire principal balance of this Note shall be due and payable by acceleration, prepayment or as otherwise provided herein or in the Security Documents; provided, however, that in the event (a “Comerica Event”) that (a) the Company Merger has not occurred by the Maturity Date and (b) either (i) the Comerica Facility Commitments have not terminated on or before or the Maturity Date or (ii) the Comerica Facility Commitments have terminated on or before or the Maturity Date but Comerica Facility Obligations remain unpaid as of the Maturity Date, then one sixth (1/6th) of the unpaid principal balance of this Note on the Maturity Date (the “Final Balance”), together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date and one sixth (1/6th) of the Final Balance, together with all accrued and unpaid interest thereon, shall be due and payable on each of July 31, 2003, August 31, 2003, September 30, 2003, October 31, 2003 and November 30, 2003; provided further, however, that if a Comerica Event exists on the Maturity Date and the Comerica Facility Commitments terminate, and all Comerica Facility Obligations are paid in full, on a date prior to November 30, 2003, then the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on such date. Notwithstanding the foregoing provisions of this paragraph 3, Borrower shall not be required to make payments on this Note to Lender to the extent such payments are not permitted by the terms of the Subordination Agreement described in paragraph 8 below.

4.    Interest; Late Charges.

(a)  Interest on the outstanding unpaid principal balance of this Note shall accrue from the date hereof until such principal balance is paid in full at a rate per annum equal to the lesser of (i) 10.00% and (ii) the Prime Rate plus 4.75%; provided, however, that after maturity of this Note (whether by acceleration, on the Maturity Date or otherwise) or, at the option of the holder hereof, upon the occurrence of any Event of Default, and from and after the date of such Event of Default, all outstanding principal and, to the extent permitted by law, accrued interest under this Note shall bear interest at the default rate per annum equal to the lesser of (x) 10.00% and (y) the Prime Rate plus 6.75%.

(b)  The accrued and unpaid interest on this Note shall be due and payable on the Maturity Date (or such earlier date as the entire principal balance of this Note shall be due and payable by acceleration or as otherwise provided herein or in the Security Documents) and on each date of prepayment. Interest shall be calculated on the basis of a 365-day year and actual number of days elapsed.

5.    Prepayment.

(a)  Borrower shall have the right to prepay this Note in full or in part, without penalty or premium, at any time.

(b)  Borrower shall prepay this Note in full on the date, if any, on which the Merger Agreement terminates in accordance with its terms.

(c)  Borrower shall prepay this Note in full on the date, if any, on which a Change of Control occurs.

(d)  Prepayments of this Note shall be applied first to accrued but unpaid interest, and second to the outstanding principal balance then due and owing.

6.    Events of Default.    Upon the occurrence of any of the following events of default (each, an “Event of Default”), other than an Event of Default of the type described in subparagraph (e) below, Lender may, at its option, declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest and other charges, to be immediately due and payable, and Lender may proceed to exercise any or all of its rights or remedies under this Note, the Security Documents or at law or in equity:

(a)  Borrower shall default in the payment when due of (i) any principal of this Note or (ii) interest on this Note or any other amounts owing hereunder, and such default as described in this clause (ii) shall continue unremedied for three or more Business Days; or

(b)  Any representation, warranty or statement made by or on behalf of Borrower in this Note or any Security Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(c)  Borrower shall default in the due performance or observance of any other term, covenant or agreement contained (whether by incorporation by reference or otherwise) in this Note or the Borrower Security Agreement and such default shall continue unremedied for a period of the lesser of (i) ten Business Days and (ii) the grace period provided for in the Borrower Security Agreement with respect to such default, if any; or

(d)  A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any debt for borrowed money of Borrower under the Loan and Security Agreement, dated September 12, 2001, between Comerica Bank—California, as successor to Imperial Bank, and Borrower (as the same may be amended, modified, restated or substituted from time to time, the “Comerica Facility”), or a default shall occur in the performance or observance of any obligation or condition with respect to such debt if the effect of such default is to accelerate the maturity of any such debt or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such debt, or any trustee or agent for such holders, to cause such debt to become due and payable prior to its stated maturity; or

(e)  Borrower or any of its subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(f)  If, without the express prior written consent of Lender, title to any of the Collateral, or any part thereof or interest therein, shall be (or attempted to be) sold, conveyed, transferred or further encumbered by Borrower in favor of any other Person, firm, corporation or other entity, whether by operation of law, agreement or otherwise, except as expressly permitted by the Security Agreements; or

(g)  Any judgment or order for the payment of money in excess of $2,000,000 (taking into account any insurance proceeds payable under a policy where the insurer has accepted coverage without reservation) shall be rendered against Borrower and either:

(i) Enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(ii) There shall be any period of fifteen (15) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)  The Security Documents or any provision thereof shall cease to be in full force and effect, or shall cease to give Lender the liens, rights, powers and privileges purported to be created thereby, or Borrower or any other Person obligated under any Security Document (other than Lender) shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Security Documents, or Borrower or any Person purporting to act by or on behalf of Borrower shall deny or disaffirm Borrower’s obligations under any Security Document.

Upon the occurrence of an Event of Default of the type described in subparagraph (e) above, the obligation of Lender to advance funds pursuant to this Note shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest thereon shall automatically become due and payable, in each case without further act of Lender.

7.    Security.    This Note is secured by a security interest in the Collateral pursuant to the terms and conditions of the Borrower Security Agreement

8.    Subordination.    Lender’s right to payment under this Note and to proceed against the Collateral is subordinated to the obligations of Borrower to Comerica Bank under the Comerica Facility pursuant to the terms of that certain Subordination Agreement of even date herewith between Lender and Comerica Bank.

9.    Representations and Warranties.    Borrower represents and warrants as of the date hereof the following:

(a)  Authority; Enforceability.    Borrower has full power and authority to execute and deliver this Note and the Borrower Security Agreement and to perform its obligations hereunder and thereunder. Borrower has duly executed and delivered this Note and the Borrower Security Agreement, and this Note and the Borrower Security Agreement constitutes its legal, valid and binding obligations enforceable in accordance with their terms.

(b)  Actions, Suits or Proceedings.    Except as set forth in Schedule 3.12 to the Merger Agreement, there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting it or any of its property or the Collateral, or before or by any governmental authority, and, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

(c)  No Conflicts.    The execution, delivery and performance of this Note and the Borrower Security Agreement will not (i) conflict or be inconsistent with, or result in any breach of, or constitute a default under, or result in the creation or imposition of (or create the obligation to create or impose) any lien or encumbrance (except pursuant to the Security Documents) under any deed of trust, indenture, mortgage, lease, bank loan or credit agreement, or other agreement, contract or instrument to which Borrower is a party or by which it or its property may be bound (other than such conflicts, inconsistencies, breaches or defaults that have been waived in writing by the appropriate party); or (ii) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality.

(d)  Approvals.    No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person (other than Comerica Bank under the Comerica Facility) is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Note or the Borrower Security Agreement or (ii) the legality, validity, binding effect or enforceability of this Note or the Borrower Security Agreement.

(e)  Margin Regulations.    Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

10.    Covenants.    Borrower, by this reference, hereby incorporates into this Note the affirmative and negative covenants and agreements made by it in the Comerica Facility, as such covenants and agreements exist from time to time and as modified by waivers obtained from Comerica Bank, as if such covenants and agreements were set forth herein in their entirety together with all defined terms and interpretative provisions necessary for a complete understanding thereof (such enumerated covenants, agreements and defined and interpretative terms, the “Comerica Provisions”; the Comerica Provisions as so incorporated, the “Incorporated Provisions”). The Incorporated Provisions shall be deemed to be made for the benefit of Lender and shall be enforceable against Borrower by Lender. To the extent that any of the Comerica Provisions requires Borrower to deliver or file any information or agreement with Comerica Bank, Borrower shall for purposes of the Incorporated Provisions deliver the same to Lender at the same time. To the extent that any Comerica Provision permits Comerica Bank to waive compliance with such provision or requires that a document, opinion or other instrument be acceptable or satisfactory to Comerica, the Incorporated Provision shall be complied with if the corresponding Comerica Provision is specifically waived by the Comerica Bank in writing and such document, opinion or other instrument shall be acceptable or satisfactory only if it is acceptable or satisfactory to the Comerica Bank which acceptance or satisfaction shall be evidenced by the written approval of the Comerica Bank. A termination of any Comerica Provisions shall result in a termination of the corresponding Incorporated Provisions without the prior written consent of Lender. In the event the Comerica Facility is terminated prior to the payment in full of the Junior Debt, the Incorporated Provisions shall correspond to the Comerica Provisions in effect immediately prior to termination of the Comerica Facility and, following such a termination, references in this Paragraph 10 to “Comerica Bank” shall be changed, without further action, to “Lender”.

11.    Usury.    It is the intention of Borrower and Lender to conform strictly to the usury laws that are applicable to this Note. This Note and any other agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender exceed the maximum amount permissible under applicable usury laws. If under any circumstances fulfillment of any provision of this Note, or any other agreement between Borrower and Lender, shall involve exceeding the limits of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity.

12.    Payment of Expenses, Indemnification, etc.

(a)  Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender (including, without limitation, the reasonable fees and disbursements of counsel for Lender) in connection with (i) the preparation, execution and delivery of this Note and the other documents and instruments referred to herein (including, without limitation, filing and recording fees required to perfect the liens granted under the Security Documents), (ii) any amendment, waiver or consent relating to this Note or the other documents and instruments referred to herein, and (iii) the enforcement of this Note or the other documents and instruments referred to herein.

(b)  In the event this Note is not paid when due, whether at maturity or by acceleration or otherwise, or in the event of any other default under this Note or under the Security Documents, then in addition to principal and accrued interest Lender shall be entitled to collect all costs of collection, including but not limited to reasonable attorneys’ fees incurred in connection with Lender’s collection efforts, whether or not suit on this Note is commenced. All such costs and expenses shall be payable on demand.

(c)  Borrower shall indemnify each of Lender, its officers, directors, shareholders, employees and representatives and each of their agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not Lender is a party thereto) related to the entering into and/or performance of this Note or any Security Document or the use of the proceeds of the funds advanced hereunder or the consummation of any transactions contemplated herein or in any Security Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified as finally determined by a court of competent jurisdiction).

13.    No Waiver by Lender.    No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under any Security Document and no course of dealing between the Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any Security Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any Security Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which Lender would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. The acceptance by Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not, unless otherwise expressly agreed to by Lender in writing at such time, constitute a waiver of the right to exercise any of Lender’s rights, remedies, recourses or powers at that time, or any subsequent time, or nullify any prior exercise of any such right, remedy, recourse or power, except as and to the extent otherwise required by applicable law.

14.    Amendments.    Amendments to this Note may only be made by an agreement in writing, signed by Lender and Borrower.

15.    Waiver by Borrower.    Borrower agrees that it will be liable for repayment of amounts due and owing under this Note and hereby waives presentment, protest, demand, diligence and notice of dishonor and of nonpayment. To the extent permitted by applicable law, the statute of limitations is hereby waived by Borrower as a defense to any demand on this Note.

16.    Governing Law.    THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

17.    Consent to Jurisdiction and Service of Process.    ANY AND ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA SITTING IN LOS ANGELES OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND EACH OF BORROWER AND LENDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. EACH OF BORROWER AND LENDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS NOTE BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON. EACH OF BORROWER AND LENDER hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to each such person at its address provided in Section 21, such service being hereby acknowledged by each such person to be sufficient for personal jurisdiction in any action against each such person in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Borrower or Lender to bring proceedings against the other person in the courts of any other jurisdiction.

18.    Waiver of Jury Trial.    EACH OF BORROWER AND LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each of Borrower and Lender acknowledges that this waiver is a material inducement for him to enter into a business relationship, that each of Borrower and Lender has already relied on this waiver in entering into this Note and that each will continue to rely on this waiver in their related future dealings. Borrower and Lender further represent and warrant that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A WRITTEN AMENDMENT TO THIS NOTE WHICH MAKES SPECIFIC REFERENCE TO THIS SECTION), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE. In the event of litigation, this Note may be filed as a written consent to a trial by the court.

19.    Severability.    In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

20.    Survival.    All indemnities set forth herein including, without limitation, in Section 12, shall survive the execution and delivery of this Note and the making and repayment of the loan hereunder.

21.    Notices.    All notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, telecopied or delivered:

(a)  If to Lender, to:

The First American Corporation
1 First American Way
Santa Ana, CA 92707
Telephone No. (714) 800-3000
Facsimile No. (714) 800-3325
Attention: Parker S. Kennedy
                  Kenneth D. DeGiorgio

(b)  If to Borrower, to:

U.S. SEARCH.com Inc.
5401 Beethoven Street
Los Angeles, CA 90066
Telephone No. (310) 302-6300
Facsimile No. (310) 578-5649
Attention: Brent N. Cohen
                  Richard R. Heitzmann

or, as to Borrower or Lender, at such other address as shall be designated by such Person in a written notice to the other Person. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier upon telephonic confirmation by the sending Person.

22.    Extension of Due Date.    Notwithstanding any other provision of this Note, if the payment of principal or interest to be made on this Note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day.

23.    Entirety.    This Note and the Security Documents represents the final agreement between Lender and Borrower and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by such Persons. There are no unwritten oral agreements between Lender and Borrower.

24.    Assignment.    This Note shall be binding upon Borrower and Lender and their respective successors and assigns; provided that Borrower shall not assign its rights and obligations hereunder without the express prior written consent of Lender.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered on the date first above written by its duly authorized officer.

US SEARCH.COM INC

By:	/s/ J. WATTS
Name: Jeffrey R. Watts Title: Chief Financial Officer

EXHIBIT A

NOTICE OF BORROWING

Date:

To:	The First American Corporation
1 First American Way
Santa Ana, CA 92707
Attention:

Ladies and Gentlemen:

Reference is made to that certain Subordinated Secured Promissory Note, dated December     , 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Note;” the terms defined therein being used herein as therein defined), made by U.S. SEARCH.com Inc. in your favor as Lender.

The undersigned hereby requests a Loan in the amount of $                         [insert an amount that is a multiple of $100,000] (the “Proposed Loan”) to be made available on                              [insert a date that is not more than two Business Days after the date of this Notice of Borrowing]. Please wire transfer the proceeds of the Proposed Loan to                                                   [insert wire instructions].

The undersigned hereby certifies that as of the date hereof:

(i) No Suspension Event or Event of Default has occurred and is continuing;

(ii) The aggregate principal balance of all outstanding Loans when added to the principal amount of the Proposed Loan does not exceed the Commitment; and

(iii) The representations and warranties made by the undersigned in the Note are true and correct on the date hereof as if such representations and warranties were made as of the date hereof both before and after giving effect to the funding of the Proposed Loan.

IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be executed and delivered on the date first above written by its duly authorized officer.

US SEARCH.COM INC.

By:
Name: Title: